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                                                                     EXHIBIT 24

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Lillian Vernon Corporation on Form S-8 (File Nos. 33-18849, 33-37694, 33-71250, 33-71252, 333-36467 and 333-48951) of our report dated April 15, 1998, on our audits of the consolidated financial statements of Lillian Vernon Corporation and Subsidiaries as of February 28, 1998 and February 22, 1997, and for each of the three fiscal years in the period ended February 28, 1998, which report is included in this Annual Report on Form 10-K.


                                                   /s/ COOPERS & LYBRAND L.L.P.


New York, New York
May 26, 1998